EXHIBIT 11

                                CORECOMM LIMITED

                       CALCULATION OF NET (LOSS) PER SHARE


                                                                     Weighted Average Number of Shares (1)

         Date                                              Total               Year Ended          Year Ended          Year Ended
        Issued         Description of Issuance           Outstanding           31-Dec-99            31-Dec-98          31-Dec-97

                       Balance 12/31/96                   29,451,285            29,451,285          29,451,285         29,451,285

       01/03/97        Treasury Stock                       (45,000)              (45,000)            (45,000)           (44,630)
       01/06/97        Treasury Stock                       (22,500)              (22,500)            (22,500)           (22,130)
       01/08/97        Treasury Stock                       (11,250)              (11,250)            (11,250)           (11,003)
       01/17/97        Common Stock                            1,877                 1,877               1,877              1,789
       01/21/97        Common Stock                           42,188                42,188              42,188             39,760
       03/06/97        Common Stock                              468                   468                 468                385
       10/08/97        Common Stock                           17,381                17,381              17,381              4,000
       11/25/97        Common Stock                            1,172                 1,172               1,172                116
       12/23/97        Common Stock                            4,219                 4,219               4,219                 92
       12/30/97        Treasury Stock                       (11,250)              (11,250)            (11,250)               (31)
       12/31/97        Common Stock                          232,371               232,371             232,371
       02/11/98        Common Stock                              187                   187                 165
       04/13/98        Common Stock                            4,500                 4,500               3,230

                                                          ----------            ----------          ----------         ----------
       05/31/98        Subtotal                           29,665,647            29,665,647          29,664,355         29,419,633

       07/16/98        Common Stock                            9,000                 9,000               4,142
       07/23/98        Common Stock                            2,250                 2,250                 992
       07/24/98        Common Stock                           15,750                15,750               6,904
       08/13/98        Common Stock                            4,500                 4,500               1,726
       11/02/98        Common Stock                              563                   563                  91
       01/26/99        Common Stock                            2,250                 2,090
       02/09/99        Common Stock                              704                   627
       02/23/99        Common Stock                            1,350                 1,150
       02/24/99        Common Stock                           28,800                24,460
       03/01/99        Common Stock                            5,400                 4,512
       03/02/99        Common Stock                           11,925                 9,932
       03/05/99        Common Stock                            3,375                 2,783
       03/08/99        Common Stock                              225                   184
       03/09/99        Common Stock                           38,250                31,124
       03/23/99        Common Stock                              225                   174
       04/01/99        Common Stock                            6,750                 5,067
       04/27/99        Common Stock                              225                   153
       04/28/99        Common Stock                           13,500                 9,136
       04/29/99        Common Stock                          450,000               303,288
       04/30/99        Common Stock                              900                   604
       05/06/99        Common Stock                          562,500               368,322
       05/07/99        Common Stock                           46,517                30,331
       05/10/99        Common Stock                           11,250                 7,243
       05/21/99        Common Stock                              394                   242
       05/24/99        Common Stock                          384,082               232,554
       05/26/99        Common Stock                          615,269               369,162
       05/28/99        Common Stock                              506                   301
       06/04/99        Common Stock                           13,500                 7,767
       06/08/99        Common Stock                          209,930               118,481
       06/09/99        Common Stock                        1,989,108             1,117,170
       06/10/99        Common Stock                            5,850                 3,270
       06/11/99        Common Stock                          347,312               193,163
       06/14/99        Common Stock                           59,063                32,363
       06/15/99        Common Stock                          445,080               242,660
       06/18/99        Common Stock                          628,808               337,661
       06/22/99        Common Stock                          102,150                53,734
       06/24/99        Common Stock                           84,926                44,208
       06/25/99        Common Stock                          388,220               201,024
       06/28/99        Common Stock                           59,659                30,401
       06/29/99        Common Stock                            2,954                 1,497
       06/30/99        Common Stock                           19,969                10,067
       07/01/99        Common Stock                            2,954                 1,481
       07/02/99        Common Stock                           25,693                12,811

EXHIBIT 11

                                CORECOMM LIMITED

                       CALCULATION OF NET (LOSS) PER SHARE


                                                                     Weighted Average Number of Shares (1)

         Date                                              Total               Year Ended          Year Ended          Year Ended
        Issued         Description of Issuance           Outstanding           31-Dec-99            31-Dec-98          31-Dec-97

       07/06/99        Common Stock                            4,135                 2,017
       07/07/99        Common Stock                            1,181                   573
       07/08/99        Common Stock                            1,181                   570
       07/20/99        Common Stock                            2,239                 1,006
       07/26/99        Common Stock                            1,181                   511
       07/30/99        Common Stock                              900                   380
       08/03/99        Common Stock                           22,671                 9,317
       08/04/99        Common Stock                            4,500                 1,837
       08/05/99        Common Stock                              225                    91
       08/10/99        Common Stock                            4,255                 1,667
       08/11/99        Common Stock                            1,181                   460
       08/12/99        Common Stock                            1,181                   456
       08/26/99        Common Stock                        1,396,573               485,931
       08/27/99        Common Stock                          272,520                94,075
       08/30/99        Common Stock                            1,181                   398
       09/08/99        Common Stock                            3,090                   965
       09/10/99        Common Stock                              600                   184
       09/16/99        Common Stock                          141,848                41,194
       09/17/99        Common Stock                           14,508                 4,174
       09/20/99        Common Stock                            1,182                   330
       09/24/99        Common Stock                              225                    60
       09/29/99        Common Stock                              300                    76
       10/06/99        Common Stock                           50,466                11,891
       10/22/99        Common Stock                           25,305                 4,853
       11/01/99        Common Stock                              150                    25
       11/08/99        Common Stock                           52,500                 7,623
       11/15/99        Common Stock                            1,482                   187
       11/22/99        Common Stock                              900                    96
       12/01/99        Common Stock                           45,014                 3,700
       12/17/99        Common Stock                           12,825                   492
       12/20/99        Common Stock                           82,591                 2,489
       12/23/99        Common Stock                          115,309                 2,527
       12/29/99        Common Stock                            1,182                     6
       12/31/99        Common Stock                           23,693
                                                          _______________________________________________________________________
                       Total                              38,555,556            34,189,068          29,678,210         29,419,633
                                                          =======================================================================


                                                                         For the Period             The Predecessor (Ocom)
                                                                       from April 1, 1998     ----------------------------------
                                                                        (date operations      For the Period
                                                      Year Ended           commenced)         from January 1,       Year Ended
                                                     December 31,        to December 31,      1998 to May 31,       December 31,
                                                         1999                 1998                 1998                1997
Net loss                                            $(103,524,000)         $(16,255,000)        $(2,782,000)       $(4,379,000)


Basic and diluted net loss per share                       $(3.03)               $(0.55)             $(0.09)            $(0.15)


(1) The weighted average number of shares prior to September 1998 are equivalent to Cellular Communications of Puerto Rico's historical weighted average shares (since CCPR shareholders received one share of the Company for each CCPR shared owned).